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[STRATOSPHERE LOGO]
                                    Exhibit 99.1


                                                  NEWS RELEASE
                                                  STRATOSPHERE CORPORATION
                                                  2000 LAS VEGAS BOULEVARD SOUTH
                                                  LAS VEGAS, NEVADA 89104
                                                  702-380-7777
                                                  702-383-4733 (FAX)


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FOR FURTHER INFORMATION CONTACT:
Tom Lettero - (702) 383-5207
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FOR IMMEDIATE RELEASE:
FRIDAY,  MAY 15, 1998

         BANKRUPTCY COURT ORDERS CONFIRMATION OF PLAN OF REORGANIZATION
                          FOR STRATOSPHERE CORPORATION

         LAS VEGAS, NEVADA, MAY 15, 1998 ... STRATOSPHERE CORPORATION AND STRATOSPHERE GAMING CORP. ("STRATOSPHERE") today announced that on May 15, 1998, in the Chapter 11 proceedings of Stratosphere pending in the United States Bankruptcy Court for the District of Nevada, the Bankruptcy Court entered an order (the "Confirmation Order") confirming Stratosphere's Restated Second Amended Plan of Reorganization ("Plan"). The confirmed Plan resulted from extensive negotiations among various parties and interests.

         The confirmed Plan contemplates that Stratosphere will continue its ongoing operations. The Plan provides for a restructuring of the debts of Stratosphere, and it provides for a redistribution of all of its equity. Creditors will receive the distributions provided under the Plan as approved by the Confirmation Order. Distributions will be made out of cash on hand and cash flow generated by the ongoing operations of the business. When the Plan eventually becomes effective (the "Effective Date") after receipt of all regulatory approvals including from the Nevada State Gaming authorities (which is expected to occur before the end of the year), the existing board of directors will be reconstituted with new directors as chosen by the majority owners of Stratosphere's outstanding First Mortgage Notes.

         In summary, the Plan provides for the following to occur: All existing equity interests in Stratosphere (including all outstanding common stock) will be canceled and terminated. The First Mortgage Notes also will be extinguished on the Effective Date. Holders of the First Mortgage Notes will receive their pro rata distribution of 2,030,000 shares of new common stock in consideration for the secured portion of their claims either on the Effective Date (or, with respect to any Noteholder required to obtain the approval of the Nevada State Gaming authorities, on receipt of such approval), and will be treated as general unsecured creditors for the balance of their claims. Wage claims, benefit plan contribution claims, customer deposit claims, secured tax claims and miscellaneous secured claims are unimpaired under the Plan and will receive payment in full as provided therein. Certain capital lease claims are impaired and the terms of such leases are being modified pursuant to the Plan. General unsecured creditors will receive pro rata recoveries from a fund of $6,000,000 to be paid out on the Effective Date or as soon thereafter as practicable.

         While Stratosphere's board of directors will change and a new CEO will be appointed on the Effective Date of the Plan, Stratosphere's employees and its continued operations will be unaffected by confirmation of the Plan.


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         Stratosphere's  First Mortgage Notes are principally held by affiliates of Carl Icahn and Sky High LLC (formerly held by Grace Brothers, Ltd.) assuming they receive all required regulatory approvals, it is anticipated that on the Effective Date the majority of Stratosphere's new common stock will be owned by such parties. Stratosphere's existing common stock will be canceled as of the Effective Date.

         Stratosphere Corporation is a casino/hotel/entertainment complex located at the north end of the Las Vegas Strip. The complex is centered around the Stratosphere tower, the tallest free-standing observation tower in the United States.


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in the interest rates), domestic or global economic conditions, activities of competitors and the presence of new or additional competition, fluctuations and changes in customer preferences and attitudes, changes in federal or state tax laws of the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions). For more information, review the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and certain registration statements of the Company.
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